                                                                    Exhibit 21.1
                            LIST OF SUBSIDIARIES OF
                            MCLEODUSA INCORPORATED
                                 (March 2001)

Corporation                                              State of Incorporation
-----------                                              ----------------------

McLeodUSA Holdings, Inc.                                 Delaware

McLeodUSA Telecommunications Services, Inc.              Iowa

Ruffalo, Cody & Associates, Inc.                         Iowa

Consolidated Market Response, Inc.                       Illinois

McLeodUSA Telecom Development, Inc.                      South Dakota

McLeodUSA Network Services, Inc.                         Iowa

McLeodUSA Purchasing, L.L.C.                             Iowa

McLeodUSA Integrated Business Systems, Inc.              Iowa

McLeodUSA Public Services, Inc.                          Illinois

McLeodUSA Information Services, Inc.                     Delaware

McLeodUSA Community Telephone, Inc.                      Delaware

Illinois Consolidated Telephone Company                  Illinois

Dakota Community Telephone, Inc.                         South Dakota

McLeodUSA Media Group, Inc.                              Iowa

McLeodUSA Publishing Company                             Iowa

Consolidated Communications Directories, Inc.            Illinois

Fronteer Directory Co. of Minnesota, Inc.                Minnesota

Frontier Directory Company of Nebraska, Inc.             Nebraska

J-Mar Publishing Company, Inc.                           Michigan

Greene County Partners, Inc.                             Illinois

Midwest Cellular Associates                              Illinois

McLeodUSA Wireless Systems, Inc.                         South Dakota

CapRock Communications Corp.                             Texas

IWL Communications Incorporated d/b/a CapRock Services   Texas
Corp.

IWL Communications Ltd.                                  Russia

Integrated Communications and Engineering Limited        Scotland

Corporation                                              State of Incorporation
-----------                                              ----------------------

Spacelink Systems FSC, Inc.                              U.S. Virgin Islands

Spacelink Systems, Inc.                                  Texas

IWL Baltija Communications (Latvia) SIA                  Latvia

CapRock Telecommunications Corp.                         Texas

CapRock Fiber Network, Ltd.                              Texas

CapRock Telecommunications Leasing Corp.                 Texas

CapRock Design Services, L.P.                            Arizona

CapRock Network Services, L.P.                           Texas